UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2017

    Esports Entertainment Group, Inc.

(Exact name of registrant as specified in its charter)

                                         Nevada

(State or other jurisdiction of incorporation)

                                 333-156302

(Commission File Number)

                                 26-3062752

(IRS Employer Identification No.)

Commercial Centre, Jolly Harbour

           St. Mary’s, Antigua and Barbuda

(Address of principal executive offices and Zip Code)

                                       268-562-9111

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02  Unregistered Sales of Equity Securities

The Company sold 5,800,357 shares of its common stock and 5,069,857 warrants for gross proceeds of $1,170,003 in various private placements between April 1, 2017 and September 29, 2017.

2,896,857 warrants are exercisable at $0.15 per share and expire three years from the date of issuance. 2,040,000 warrants are exercisable at $0.25 per share and expire three years from the date of issuance. 9,000 warrants are exercisable at $2.00 per share and expire one year from the date of issuance. 100,000 warrants are exercisable at $2.00 per share and expire two years from the date of issuance. 24,000 warrants are exercisable at $4.00 per share and expire two years from the date of issuance.

The Company relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 in connection with sale of the securities described above.  The persons who acquired these securities were sophisticated investors and were provided full information regarding the Company’s business and operations. There was no general solicitation in connection with the offer or sale of these securities. The persons who acquired these securities acquired them for their own accounts. The certificates representing these securities will bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2017 ESPORTS ENTERTAINMENT GROUP, INC. By: /s/ Grant Johnson Grant Johnson Chief Executive Officer